Independent Auditors' Consent


Board of Directors and Shareholders
  of Timberline Software Corporation
Beaverton, Oregon


We consent to the incorporation by reference in Registration Statements Nos. 33-46716 and 33-69820 on Form S-8 of our report dated January 21, 2000 appearing in this Annual Report on Form 10-K of Timberline Software Corporation for the year ended December 31, 1999.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Portland, Oregon
March 28, 2000